Exhibit 99.3

TERREMARK WORLDWIDE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
BASIS OF PRESENTATION

      The following unaudited pro forma condensed consolidated financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes of Terremark Worldwide Inc. (“TWW”) and Technology Center of the Americas, LLC (“TECOTA”). From February 23, 2001 until December 31, 2004, TWW, through a wholly owned subsidiary, owned 0.84% equity interest in TECOTA. In July 2004, TWW entered into an agreement under which it assumed the obligation to purchase the other equity interests in TECOTA. On December 31, 2004, TWW completed this acquisition of TECOTA.

      The unaudited pro forma condensed consolidated statements of operations for the six months ended September 30, 2004, and the year ended March 31, 2004, give effect to (i) TWW’s acquisition of TECOTA; (ii) certain adjustments that are directly attributable to the acquisition of TECOTA and will have a continuing impact; and (iii) TWW’s financing of the TECOTA acquisition. The unaudited pro forma condensed combined statements of operations assume that each of these transactions was consummated at April 1, 2003.

      The unaudited pro form condensed consolidated balance sheet presents the consolidated financial position of TWW and TECOTA as if TWW’s acquisition of TECOTA was consummated on September 30, 2004, and gives effect to (i) the acquisition of TECOTA; (ii) certain adjustments that are directly attributable to the acquisition of TECOTA; and (iii) the estimated incremental debt. The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by TWW’s management.

      The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated results that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the combined financial results of TWW and TECOTA for any for future period.

Terremark Worldwide, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2004

	Historical	Historical	Pro Forma	Pro Forma
	Terremark	TECOTA	adjustments	Terremark
	(Note 1)	(Note 1)	(Note 3)
ASSETS
Current assets:
Cash and cash equivalents	$21,831,286	$1,011,315	$(3,500,000)[h]	$23,742,601
			2,000,000 [m]
			2,400,000 [l]
Accounts receivable, net	2,207,564	—		2,207,564
Deferred rent receivable	—	11,444,733	(7,955,751)[d]	—
			(3,488,982)[b]
Contracts receivable	112,151	—		112,151
Prepaid and other current assets	751,720	291,134		1,042,854
Deferred costs under government contracts	3,592,328	—		3,592,328

Total current assets	28,495,049	12,747,182		30,697,499
Investment in unconsolidated subsidiaries	391,884	—	(391,884)[e]	—
Restricted cash	794,018	910,458	4,000,000 [a]	5,704,476
Land and building	—	66,927,819	(705,731)[c]	66,222,088
Property and equipment, net	56,884,223	—		56,884,223
Debt issuance costs and other assets	10,392,631	3,062,609	(3,062,609)[b]	20,275,564
			(2,400,000)[l]
			12,282,933 [h]
Goodwill	9,999,870	—		9,999,870

TOTAL ASSETS	$106,957,675	$83,648,068		$189,783,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$3,890,802	$—		$3,890,802
Construction payable	2,954,530	—		2,954,530
Accounts payable and accrued expenses	7,865,135	998,862		8,863,997
Current portion of capital lease obligations	1,272,666	—		1,272,666
Interest payable	2,459,515	—		2,459,515

Total current liabilities	18,442,648	998,862		19,441,510
Mortgage payable	—	35,401,567	43,598,433 [a]	79,000,000
Convertible debt	51,971,488	—		51,971,488
Derivatives embedded within convertible debt	21,804,000	—		21,804,000
Deferred rent	9,716,260	—	(7,955,751)[d]	1,760,509
Capital lease obligations, less current portion	102,335	—		102,335
Deferred revenue	3,225,056	—		3,225,056
Series H redeemable convertible preferred stock	601,711	—		601,711

TOTAL LIABILITIES	105,863,498	36,400,429		177,906,609

Minority Interest	142,885	—		142,885

Commitments and Contingencies	—	—		—

Series G convertible preferred stock	1	—		1
Series I convertible preferred stock	1	—		1
Common stock	359,761	—		359,761
Common stock warrants	4,933,016	—	8,782,933 [h]	13,715,949
Common stock options	1,545,375	—		1,545,375
Partner’s capital	—	48,404,025	(48,404,025)[f]	—
Additional paid-in capital	236,023,806	—	2,000,000 [m]	238,023,806
Accumulated deficit	(234,577,155)	(1,156,386)	1,156,386 [f]	(234,577,155)
Accumulated other comprehensive loss	(112,876)	—		(112,876)
Treasury Stock	(7,220,637)	—		(7,220,637)

TOTAL STOCKHOLDERS’ EQUITY	951,292	47,247,639		11,734,225

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,957,675	$83,648,068		$189,783,719

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Terremark Worldwide, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the six month period ended September 30, 2004

	Historical	Historical	Pro Forma		Pro Forma
	Terremark	TECOTA	adjustments		Terremark

	(Note 1)	(Note 1)	(Note 3)
Revenues
Data center	$15,025,915	$—			$15,025,915
Rental	—	5,134,971	$(3,878,750)[g]		1,256,221
Operating expense reimbursements	—	437,589	(259,135)[g]		178,454
Management fees	90,922	—	(90,922)[i]		—
Construction contracts	996,786	—			996,786
Other income	—	24,878			24,878

Operating revenues	16,113,623	5,597,438			17,482,254

Expenses
Data center operations	12,200,670	—	(4,137,885	)]g]	8,062,785
Construction contract expenses	948,813	—			948,813
General and administrative	6,979,446	1,408,576	(90,922)[i]		8,297,100
Sales and marketing	2,033,119	77,648			2,110,767
Depreciation and amortization	2,573,054	938,279	(219,273)[j]		3,292,060

Operating expenses	24,735,102	2,424,503			22,711,525

Income (loss) from operations	(8,621,479)	3,172,935			(5,229,271)

Other income (expense)
Change in estimated fair value of derivatives embedded within convertible debt	13,679,250				13,679,250
Gain on debt restructuring	3,420,956				3,420,956
Interest expense	(6,433,148)	(1,105,346)	(4,164,467)[k]		(11,702,961)
Interest Income	196,243				196,243
Other	(4,260)	—			(4,260)

Total other income (expense)	10,859,041	(1,105,346)			5,589,228

Income before income taxes	$2,237,562	2,067,589			$359,957

Basic and diluted net loss before income taxes per common share	$0.01				$0.00

Weighted average common shares outstanding	336,054,804				336,054,804

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

Terremark Worldwide, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2004

	Historical	Historical	Pro Forma		Pro Forma
	Terremark	TECOTA	adjustments		Terremark

	(Note 1)	(Note 1)	(Note 3)
Revenues
Data center	$17,034,377	$—			$17,034,377
Rental	—	6,808,912	$(4,304,151)[g]		2,504,761
Operating expense reimbursements	—	776,740	(526,767)[g]		249,973
Development, commission and construction fees	41,081	—			41,081
Management fees	197,827	—	(184,133)[i]		13,694
Construction contracts	940,454	—			940,454
Other income	—	81,496			81,496

Operating revenues	18,213,739	7,667,148			20,865,836

Expenses
Data center operations	16,413,021	—	(4,830,918)[g]		11,582,103
Construction contract expenses	918,022	—			918,022
General and administrative	13,336,400	2,180,277	(184,133)[i]		15,332,544
Sales and marketing	3,424,411	176,001			3,600,412
Depreciation and amortization	4,698,292	1,882,836	(444,826	) [j]	6,136,302

Operating expenses	38,790,146	4,239,114			37,569,383

Income (loss) from operations	(20,576,407)	3,428,034			(16,703,547)
Other income (expense)
Gain on debt restructuring	8,475,000	—			8,475,000
Interest expense	(14,624,922)	(2,561,095)	(7,978,530)[k]		(25,164,547)
Interest Income	131,548	—			131,548
Other	4,104,204	—			4,104,204

Total other income (expense)	(1,914,170)	(2,561,095)			(12,453,795)

Income (loss) before income taxes	$(22,490,577)	866,939			$(29,157,342)

Basic and diluted loss before income taxes per common share	$(0.07)				$(0.10)

Weighted average common shares outstanding	305,028,194				305,028,194

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

Terremark Worldwide, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 — Basis of Presentation

      Historical financial information for TWW has been derived from its historical financial statements for the year ended March 31, 2004 (audited) and for the six months ended September 30, 2004 (unaudited). Historical financial information for TECOTA has been derived from its historical financial statements for the year ended December 31, 2003 (audited) and for the six months ended September 30, 2004 (unaudited). No adjustments have been made to the pro forma financial information to account for the difference between the financial reporting dates used by TECOTA and TWW due to the close proximity of the period-end dates.

Note 2 — Acquisition of TECOTA

      From February 23, 2001 until December 31, 2004, the Company owned a 0.84% interest in Technology Center of the Americas, LLC (“TECOTA”), the entity that owns the building in which the NAP of the Americas is housed (“TECOTA building”). In July 2004, the Company entered into an agreement under which it assumed the obligation to purchase the other outstanding equity interests in TECOTA. On December 31, 2004, the Company completed the purchase of those other outstanding equity interests such that TECOTA became a wholly-owned subsidiary. In connection with this purchase, the Company paid approximately $40.0 million for the equity interests and repaid an approximately $35.0 million mortgage to which the TECOTA building was subject.

Note 3 — Pro Forma Adjustments

      Following are brief descriptions of the pro forma adjustments to reflect the acquisition of TECOTA:

(a)	Records TWW new borrowings to purchase other equity interest in TECOTA and pay off of existing mortgage. This adjustment is calculated as follows:

New borrowings	$79,000,000)
Pay off of existing mortgage	(35,401,567)

Adjustment	43,598,433
Tenant improvement cash reserve	(4,000,000)

Cash paid to sellers	$(39,598,433)

(b)	Records purchase accounting adjustment for the elimination of deferred financing costs and deferred leasing commissions included in other assets of TECOTA. Further, records the elimination of deferred rent balances with tenants other than TWW. See (d) below.
(c)	Records purchase accounting adjustment for the allocation of the fair value of identifiable net current assets acquired over the TECOTA purchase price.
(d)	Records the elimination of deferred rent balances between TWW and TECOTA as of the balance sheet date.
(e)	Records the elimination of TWW’s ownership interest in TECOTA as of September 30, 2004.
(f)	Records the elimination of TECOTA equity accounts acquired in the purchase.
(g)	Records the elimination of transactions between TWW and TECOTA resulting from TECOTA leasing space to TWW.
(h)	Records the estimated debt issuance costs of $12,282,933, of which $8,782,933 is estimated to be paid in TWW stock warrants.
(i)	Records the elimination of transactions between TWW and TECOTA resulting from TWW management fees charged to TECOTA pursuant to a property management agreement.
(j)	Records the elimination of historical depreciation and amortization expense related to TECOTA and the depreciation resulting from the allocation of the purchase price to the building using the straight-line method over a 39 year period.

	Six Months Ended	Year Ended
	September 30, 2004	March 31, 2004

Elimination of historical amounts of TECOTA	$(938,279)	$(1,882,836)
Depreciation of the cost of acquired building (estimated to be $56,000,000) using a 39 year life	719,006	1,438,010

	$(219,273)	$(444,826)

(k)	Records the interest on new borrowings for the acquisition of TECOTA and the elimination of interest on existing debt to be repaid. Adjustment also records amortization of debt issuance costs. The adjustment is calculated as follows:

	Six Months Ended	Year Ended
	September 30, 2004	March 31, 2004

Elimination of historical amounts of TECOTA	$(1,105,346)	$(2,561,095)
Interest expense on $79 million of new borrowings at a variable rate of 9.5%	3,794,771	7,589,541
Amortization of debt issuance costs of new borrowings using a four year term	1,475,042	2,950,084

	$4,164,467	$7,978,530

The effect of a .0125% variance on interest expense is $46,875 and $93,750 for the six months ended September 30, 2004 and the year ended March 31, 2004, respectively.
(l)	Records the return to the company of a deposit totalling $2.4 million at September 30, 2004, for the acquisition of TECOTA.
(m)	Records anticipated issuance of stock for cash as part of the TECOTA acquisition.